Exhibit 10.6

FIRST AMENDMENT TO

AGREEMENT OF LIMITED PARTNERSHIP

OF BUILD-TO-CORE INDUSTRIAL PARTNERSHIP II LP

THIS FIRST AMENDMENT (this “Amendment”) to the Agreement of Limited Partnership of Build-To-Core Industrial Partnership II LP, a Delaware limited partnership (the “Partnership”), is entered into and shall be effective as of January 31, 2018 (the “Effective Date”), by and among (a) IPT BTC II GP LLC, a Delaware limited liability company, as general partner (the “General Partner”); (b) IPT BTC II LP LLC, a Delaware limited liability company, as a limited partner (the “IPT Limited Partner” and, together with the General Partner, collectively, the “IPT Partners”); (c) Industrial Property Advisors Sub IV LLC, a Delaware limited liability company (the “Special Limited Partner”), as a limited partner; (d) BCG BTC II Investors LLC, a Delaware limited liability company (the “BCIG Limited Partner”) , as a limited partner; (e) bcIMC (WCBAF) Realpool Global Investment Corporation, a Canadian corporation, as a limited partner (“QuadReal WCBAF”); (f) bcIMC (College) US Realty Inc., a Canadian corporation, as a limited partner (“QuadReal College”); (g) bcIMC (Municipal) US Realty Inc., a Canadian corporation, as a limited partner (“QuadReal Municipal”); (h) bcIMC (Public Service) US Realty Inc., a Canadian corporation, as a limited partner (“QuadReal Public Service”); (i) bcIMC (Teachers) US Realty Inc., a Canadian corporation, as a limited partner (“QuadReal Teachers”); (j) bcIMC (WCB) US Realty Inc., a Canadian corporation, as a limited partner (“QuadReal WCB”); (k) bcIMC (Hydro) US Realty Inc., a Canadian corporation, as a limited partner (“QuadReal Hydro”); and (l) QuadReal US Holdings Inc., a Canadian corporation, as a limited partner (“QuadReal US” and, together with QuadReal WCBAF, QuadReal College, QuadReal Municipal, QuadReal Public Service, QuadReal Teachers, QuadReal WCB and QuadReal Hydro, collectively, the “QuadReal Limited Partner”).  QuadReal WCBAF, QuadReal College, QuadReal Municipal, QuadReal Public Service, QuadReal Teachers, QuadReal WCB, QuadReal Hydro, QuadReal US, the IPT Limited Partner and the BCIG Limited Partner shall each be referred to herein individually as a “Limited Partner” and collectively as the “Limited Partners” and the Limited Partners, the Special Limited Partner and the General Partner, each shall be referred to herein individually as a “Partner” and collectively as the “Partners.”

W I T N E S S E T H

WHEREAS, the General Partner executed the Certificate of Limited Partnership on May 18, 2017, and the Partners executed and agreed to the terms set forth in that certain Agreement of Limited Partnership of the Partnership dated as of May 19, 2017 (the “Partnership Agreement”); and

WHEREAS, the Partners desire to amend the Partnership Agreement to reflect additional Capital Commitments by the QuadReal Limited Partner, the IPT Limited Partner and the BCIG Limited Partner, to adjust the Percentage Interests of the Partners and to reflect certain other changes set forth herein.

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Capitalized Terms. The capitalized terms used in this Amendment and not defined herein shall have the meanings ascribed to them in the Partnership Agreement.
2.	Rejection of Proposed Investments. Notwithstanding any rejection by the QuadReal Limited Partner of any Proposed Investment prior to the date hereof, as of the Effective Date, the QuadReal Limited Partner shall be deemed not to have rejected any Proposed Investments for the purposes of determining whether the Identification Period has expired pursuant to Sections 4.1(a) and 6.6(c).
3.	Increased Capital Commitments and Adjusted Percentage Interests. Schedule 1. Schedule 1 to the Partnership Agreement is hereby deleted in its entirety and replaced with Schedule 1 attached hereto. The increased Capital Commitments and adjusted Percentage Interests set forth on Schedule 1 shall apply for all purposes under the Partnership Agreement from and after the Effective Date.
4.	Deletion of IPT Sell-Down.
a.	The defined term “IPT Sell-Down” is hereby deleted from the Definitions.
b.	The following proviso in the second sentence of Section 3.1 is hereby deleted in its entirety: “; provided that, following an IPT Sell-Down, the Executive Committee shall be comprised of three (3) members consisting of: (a) the IPT Representative; (b) the QuadReal Representative; and (c) one (1) Representative appointed by the Sell-Down Transferee.”
c.	Section 4.4(d)(ii) is hereby deleted in its entirety and replaced with the following text: “If any QuadReal Limited Partner is a Defaulting Partner, the General Partner shall have no further obligation to present to the Partnership potential investments pursuant to Section 6.6.”
d.	Sections 5.3(a)(i) and 5.3(b)(iii) in Exhibit J are hereby amended to delete the following text: “(and the Sell-Down Transferee, if applicable)”.
e.	The first sentence of Section 6.3(e)(v) is hereby deleted in its entirety and replaced with the following text: “If the GP Appraiser, the LP Appraiser and the Independent Appraiser are appointed, the General Partner shall pay for the services of the GP Appraiser and the QuadReal Limited Partner shall pay for the services of the LP Appraiser and the cost of the services of the Independent Appraiser shall be paid by the Partners pro rata in accordance with their Percentage Interests.”
f.	The last sentence of Section 6.4(c) is hereby deleted in its entirety and replaced with the following text: “Notwithstanding the foregoing, any costs or expenses incurred by the Partnership or a Subsidiary REIT in connection with establishing and maintaining the REIT status of such entity shall be borne entirely by the QuadReal Limited Partner.”
g.	The second sentence of Section 6.4(d) is hereby amended to delete the words “or the Sell-Down Transferee”.

h.	Section 8.1(e) is hereby deleted in its entirety from the Partnership Agreement and replaced with the following: “Intentionally omitted.”
i.	Clause (iii) of Section 12.4(b) is hereby deleted in its entirety and replaced with the following: “intentionally omitted.”
j.	Clause (i) of Section 12.11(a) is hereby amended to delete the following text: “(including in connection with the IPT Limited Partner’s right to exercise the IPT Sell-Down pursuant to Section 8.1(e)”.
k.	Clauses (x) and (y) in the first sentence of the second paragraph of Section 7.4(b) in Exhibit M are hereby deleted in their entirety and replaced with the following text: “from the Substitute General Partner List”.
l.	The following proviso in the second sentence of the second paragraph of Section 7.4(b) in Exhibit M is hereby deleted in its entirety: “; provided, that from and after the IPT Sell-Down and in the event the Oversight Party does not respond to a request for consent within ten (10) days of receipt, such request shall be deemed approved”.
5.	Investment Markets. Exhibit B to the Partnership Agreement is hereby deleted in its entirety and replaced with Exhibit B attached hereto. The changes to Exhibit B are included in blackline format. Notwithstanding the changes to the Exhibit B set forth in this Amendment, the Partners hereby acknowledge that the San Antonio Logistics Investment located in San Antonio, Texas was made in compliance with the Partnership Agreement.
6.	Development Management Fee. The Development Management Fee set forth on Exhibit D is hereby reduced to 4.0% of Total Managed Costs, but only with respect to each Approved Investment that is approved by the Executive Committee after the Effective Date. For the avoidance of doubt, the Development Management Fee for each Approved Investment that was approved by the Executive Committee prior to the Effective Date shall continue to equal 4.5% of Total Managed Costs.
7.	Investment Silos. Section 2.2(a)(i)(C) is hereby deleted in its entirety and replaced with the following text: “comprised of approximately (I) seventy percent (70%) Development Investments, and (II) thirty percent (30%) Value-Add Investments and Core Investments in the aggregate (the foregoing clauses (I) and (II), each, an “Investment Silo”); provided, however, any Approved Investment that would exceed the foregoing allocation for either Investment Silo shall reduce the allocation for the other Investment Silo;”
8.	General Partner Reporting and Valuation.
a.	Exhibit H to the Partnership Agreement is hereby deleted in its entirety and replaced by Exhibit H attached hereto.
b.	In addition to the reports set forth on Exhibit H to the Partnership Agreement, the General Partner will use commercially reasonable efforts to provide the QuadReal

Limited Partner with additional reporting as may be reasonably requested of the General Partner from time to time.
c.	The following is hereby inserted at the end of Section 5.2 in Exhibit J to the Partnership Agreement, as Section 5.2(d):

“(d)Notice of Distributions.  Each distribution made pursuant to this Section 5.2 shall be accompanied by a notice from the General Partner to the Limited Partners setting forth (i) the date such distribution is made, (ii) the amounts of such distribution attributable to operations and to sales, financings or other capital transactions, and (iii) the amounts of such distribution being made to each of the Partners.”

d.	Section 6.3(e)(i) is hereby deleted in its entirety and replaced with the following:

“(i)The General Partner shall cause the Investments to be valued and appraised as set for on Exhibit H attached hereto.  As used in this Agreement, “Qualified Appraiser” shall mean an appraiser meeting all the following criteria:  (A) is a reputable and independent appraiser in QuadReal Limited Partner’s reasonable discretion; (B) is certified as an MAI and/or RICS appraiser; (C) is authorized to practice as an appraiser under the law of the State or Territory where the valuation takes place; (D) has at least five (5) years of continuous experience in valuation of the type of property to be valued; (E) is not an Affiliate of any Partner and is not in any kind of (perceived or real) conflict of interest; and (F) does not have a pecuniary interest that could conflict with the proper valuation of the property; provided, however, for the avoidance of doubt, with respect to the foregoing clauses (E) and (F), no conflict shall be presumed to exist solely because an appraiser has been retained for other work by an Affiliate of IPT, an Affiliate of BCG or an entity sponsored or advised by an Affiliate of BCG.

9.	Allocation Policy.
a.	Exhibit O to the Partnership Agreement is hereby deleted in its entirety and replaced with Exhibit O attached hereto. The changes to Exhibit O are included in blackline format.
b.	Section 6.6(b)(i) is hereby deleted in its entirety and replaced with the following text: “The Partnership will have the first option to pursue all potential investments that qualify as Development Investments identified by BCIG Affiliates through March 31, 2018, and thereafter one out of every three potential Development Investments shall be allocated to the Partnership.”
c.	Section 6.6(b)(ii) is hereby deleted in its entirety and replaced with the following text: “Potential investments identified by BCIG Affiliates that qualify as Value-Add Investments shall be allocated among the Applicable Vehicles pursuant to the Allocation Policy.”

d.	Section 6.6(b)(iii) is hereby deleted in its entirety and replaced with the following text: “Potential investments identified by BCIG Affiliates that qualify as Core Investments shall be allocated among the Applicable Vehicles pursuant to the Allocation Policy.”
10.	Responsible Investment Policy.
a.	The following is hereby inserted at the end of Exhibit L to the Partnership Agreement as Section 6.6(d):

“(d)Responsible Investment Policy.  The IPT Partners acknowledge that the QuadReal Limited Partner has informed the IPT Partners that it is bound by a responsible investment policy as set forth on Exhibit P attached hereto (the “Responsible Investment Policy”).  The QuadReal Limited Partner may, from time to time, update the Responsible Investment Policy, a copy of which will be provided to the IPT Partners.  Except as otherwise approved by the Executive Committee, to the extent practicable, reasonable and applicable, the General Partner will in good faith take into account the Responsible Investment Policy when acquiring an Investment.  The General Partner agrees to send to the QuadReal Limited Partner an annual report certifying that the General Partner has complied with the provisions of the preceding sentence in connection with the General Partner’s actions related to the Partnership during the period since the last such report.”

b.	Exhibit P attached hereto is hereby inserted in the Partnership Agreement as Exhibit P to the Partnership Agreement.
11.	Anti-Terrorism, Money Laundering and Anti-Corruption Provisions. Section 12.8(l) of the Partnership Agreement is hereby amended to provide that, in addition to the statutes referenced therein, the Partners shall also comply with the following statutes: the Corruption of Foreign Public Officials Act (Canada); the Foreign Corrupt Practices Act of 1977 (United States); the Bribery Act (UK) or other similar laws of other jurisdictions; the Special Economic Measures Act (Canada) or other similar laws of other jurisdictions; and the Freezing Assets of Corrupt Foreign Public Officials Act (Canada).
12.	Entire Agreement. The Partnership Agreement, as amended by this Amendment, constitutes the entire agreement between the Partners and supersedes any prior agreements or understandings between them with respect to the subject matter thereof.
13.	Full Force and Effect. Except as expressly amended hereby, the Partnership Agreement shall remain in full force and effect.
14.	Binding Effect. Except as otherwise provided in this Amendment, every covenant, term and provision of the Partnership Agreement, as amended by this Amendment, shall be binding upon and inure to the benefit of the Partners and their respective successors, transferees and assigns.

15.	Headings. Section and other headings contained in this Amendment are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Amendment or any provision hereof.
16.	Severability. Every provision of this Amendment is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Amendment.
17.	Construction. Every covenant, term and provision of this Amendment shall be construed simply according to its fair meaning and not strictly for or against any Partner.
18.	Further Action. Each Partner, upon the request of the General Partner, agrees to perform all further acts and execute, acknowledge and deliver any documents which may be reasonably necessary, appropriate or desirable to carry out the provisions of this Amendment.
19.	Incorporation by Reference. Every exhibit referred to herein is hereby incorporated in this Amendment by reference.
20.	Applicable Law Notwithstanding the place where this Amendment may be executed by any of the parties hereto, this Amendment, the rights and obligations of the parties hereto, and any claims and disputes relating thereto shall be subjected to and governed by the Act and the other laws of the State of Delaware as applied to agreements among Delaware residents to be entered into and performed entirely within the State of Delaware, and such laws shall govern all aspects of this Amendment, including, without limitation, the limited partnership aspects of this Amendment.
21.	Counterpart Execution. This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This Amendment may be delivered by one or more parties by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

GENERAL PARTNER

IPT BTC II GP LLC, a Delaware limited liability

company

By: IPT Real Estate Holdco LLC, a Delaware

limited liability company, its sole member

By: Industrial Property Operating Partnership LP, a

Delaware limited partnership, its sole member

By: Industrial Property Trust Inc., a Maryland

Corporation, its general partner

By:/s/ THOMAS G. MCGONAGLE

Name:Thomas G. McGonagle

Title:Chief Financial Officer

IPT LIMITED PARTNER

IPT BTC II LP LLC, a Delaware limited liability

company

By: IPT Real Estate Holdco LLC, a Delaware

limited liability company, its sole member

By: Industrial Property Operating Partnership LP, a

Delaware limited partnership, its sole member

By: Industrial Property Trust Inc., a Maryland

Corporation, its general partner

By:/s/ THOMAS G. MCGONAGLE________

Name: Thomas G. McGonagle

Title: Chief Financial Officer

SPECIAL LIMITED PARTNER

Industrial Property Advisors Sub IV LLC, a

Delaware limited liability company

By: Industrial Property Advisors LLC, a Delaware

limited liability company, its sole member

By: Industrial Property Advisors Group LLC, a

Delaware limited liability company, its sole

member

By:/s/ EVAN H. ZUCKER_________________

Name: Evan H. Zucker

Title: Manager

BCIG LIMITED PARTNER

BCG BTC II Investors LLC, a Delaware limited

liability company

By:/s/ EVAN H. ZUCKER_________________

Name: Evan H. Zucker
Title: Manager

QUADREAL WCBAF

bcIMC (WCBAF) Realpool Global Investment

Corporation, a Canadian corporation

By:/s/ JONATHAN DUBOIS-PHILLIPS

Name: Jonathan Dubois-Phillips

Title: Chair of the Board

QUADREAL COLLEGE

bcIMC (College) US Realty Inc., a Canadian

corporation

By:/s/ JONATHAN DUBOIS-PHILLIPS

Name: Jonathan Dubois-Phillips

Title: Chair of the Board

QUADREAL MUNICIPAL

bcIMC (Municipal) US Realty Inc., a Canadian

corporation

By:/s/ JONATHAN DUBOIS-PHILLIPS

Name: Jonathan Dubois-Phillips

Title: Chair of the Board

QUADREAL PUBLIC SERVICE

bcIMC (Public Service) US Realty Inc., a Canadian

corporation

By:/s/ JONATHAN DUBOIS-PHILLIPS

Name: Jonathan Dubois-Phillips

Title: Chair of the Board

QUADREAL TEACHERS

bcIMC (Teachers) US Realty Inc., a Canadian

corporation

By:/s/ JONATHAN DUBOIS-PHILLIPS

Name: Jonathan Dubois-Phillips

Title: Chair of the Board

QUADREAL WCB

bcIMC (WCB) US Realty Inc., a Canadian

corporation

By:/s/ JONATHAN DUBOIS-PHILLIPS

Name: Jonathan Dubois-Phillips

Title: Chair of the Board

QUADREAL HYDRO

bcIMC (Hydro) US-Realty Inc., a Canadian

corporation

By:/s/ JONATHAN DUBOIS-PHILLIPS

Name: Jonathan Dubois-Phillips

Title: Chair of the Board

QUADREAL US

QuadReal US Holdings Inc., a Canadian

corporation

By:/s/ JONATHAN DUBOIS-PHILLIPS

Name: Jonathan Dubois-Phillips

Title: Chair of the Board